Exhibit 10.2

NEITHER THIS AMENDED AND RESTATED PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THIS AMENDED AND RESTATED PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount	May 2, 2025
$342,154.57	Omaha, Nebraska

This AMENDED AND RESTATED PROMISSORY NOTE is made as of May 2, 2025 (this “Note”) by CleanCore Solutions, Inc., a Nevada corporation (the “Company”), in favor of Gary Hollst (the “Payee,” which term includes any future holder hereof).

Recitals:

A. On October 17, 2022, the Company issued to Burlington Capital LLC, a Delaware limited liability company (“Burlington”), a promissory note (as amended, the “Burlington Note”).

B. On May 31, 2024, Burlington assigned $633,840.00, representing both the principal amount of the Burlington Note, plus accrued interest thereon from the date of original issuance of the Burlington Note, to Walker Water, LLC under the Allonge, Assignment, and Agreement, dated May 31, 2024, and the Company and Walker Water, LLC entered into a new promissory note with the same date to effectuate that assignment (the “Walker Water Note”).

C. On December 24, 2024, one-half of the Walker Water Note was assigned to the Payee pursuant to an Assignment Agreement, dated December 24, 2024, and the Company issued a promissory note in the principal amount of $316,920.00 to the Payee (the “Prior Note”).

D. This Note amends and restates the Prior Note in its entirety as set forth herein.

Agreed Terms:

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of the Payee the principal sum of Three Hundred Forty-Two Thousand One Hundred Fifty-Four Dollars and Fifty-Seven Cents ($342,154.57) (the “Principal Amount”).

1.  Principal Payment. Payment of the Principal Amount and all accrued and unpaid Interest (as defined below) thereon shall be made on May 31, 2026 (the “Maturity Date”).

2.  Interest.

(a)   Computation. Interest (the “Interest”) shall accrue on the unpaid Principal Amount of this Note from the date hereof until such Principal Amount is repaid in full at the rate of eight and one-half percent (8 1/2%) per annum. All accrued and unpaid Interest shall be due on the Maturity Date. All computations of the Interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months.

(b)   Taxes, Charges, and Expenses. The Company, at its own cost, shall report interest income, if any, to the IRS and/or other applicable tax authorities and to the Payee on a Form 1099-INT or other appropriate form in accordance with applicable law. The Company shall bear sole responsibility for any costs or fees in connection with the payment of Interest with respect to this Note, including, but not limited to, wire transfer fees, bank check fees and escrow agent fees.

3.  Prepayment. The Company shall have the right to prepay the Principal Amount and accrued and unpaid Interest thereon, together with any additional sums which may become due and owing pursuant to the terms and provisions of this Note, at any time or from time to time without penalty or premium.

4.  Conversion. At any time after the date of this Note and prior to the Maturity Date, the Payee may, at its sole discretion, provide written notice to the Company (the “Conversion Notice”) stating that the Payee desires to convert all or a portion of the Principal Amount of this Note and accrued, but unpaid, Interest thereon into shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Common Stock”), and specifying the dollar amount (the “Conversion Amount”) to be so converted. Such conversion shall be deemed to have been made on the date of the Company’s receipt of the Conversion Notice. The number of shares of Common Stock to be issued upon conversion shall be the Conversion Amount divided by $1.12 (as adjusted for stock splits, stock dividends, reclassifications and the like).

5.  Events of Default. Upon the occurrence of any one of the events of default (herein an “Event of Default”) described below, the payments of the Principal Amount and accrued Interest shall, at the option of the Payee, be accelerated, and such remaining Principal Amount and accrued Interest, and all other such sums, shall immediately be due and payable without notice or demand. The following shall constitute an Event of Default:

(a) The Company fails to pay the Principal Amount and accrued Interest required hereunder when due; or

(b) The Company fails to perform or observe any material covenant, condition or agreement to be performed or observed by the Company hereunder; or

(c) The Company (i) shall be adjudicated insolvent or a bankrupt, or ceases, is unable, or admits in writing the inability to pay debts as they mature, makes a general assignment for the benefit of, or enters into any composition or arrangement with its creditors; (ii) applies for or consents to the appointment of a receiver, trustee or liquidator of a substantial part of the property of the Company, or authorizes such application or consent, or proceedings seeking such appointment shall be instituted against the Company without such authorization, consent or application and shall continue undismissed for a period of thirty (30) days; or (iii) authorizes or files a voluntary petition in bankruptcy or applies for or consents to the application of any bankruptcy, reorganization in bankruptcy, arrangement, readjustment of debt, insolvency, dissolution, moratorium or other similar proceeding, or authorizes such application or consent, or proceedings to such end shall be instituted against the Company without such authorization, application or consent, and such proceedings instituted against the Company shall continue undismissed for a period of thirty (30) days.

Upon the occurrence of any such Event of Default, the Principal Amount shall thereafter bear Interest at the rate of ten percent (10%) per annum.

The Payee’s failure at any time to require strict performance by the Company of any provision of this Note shall not constitute a waiver or diminish the Payee’s rights hereunder. No waiver by the Payee of any breach or default shall constitute a waiver of any other breach or default by the Company or a waiver of any of the Payee’s rights hereunder. None of the provisions of this Note shall be held to have been waived by any act or knowledge of the Payee except by written instrument executed by the Payee and delivered to the Company.

6.  Waiver. The Company waives presentment for payment, protest, notice of protest, demand and all diligence in enforcing collection, and the Company hereby expressly agrees that the Payee may, from time to time, defer or postpone payment of the Principal Amount or Interest, or may extend or renew the whole or any part thereof, and such deferment, postponement, renewal, extension shall not, in any manner, affect, alter or impair the obligation of any person now or hereafter becoming liable for the payment of this Note.

7.  Costs and Fees. The Company agrees, to the extent permitted by law, to pay all reasonable costs incurred by the Payee of collecting, or attempting to collect, this Note, whether by suit or otherwise, including a reasonable attorney’s fee.

8.  Governing Law. This Note shall, in all respects, be governed by and construed in accordance with the laws of the State of Nevada, including all matters of construction, validity, and performance.

9.  Usury. Notwithstanding any provision contained herein to the contrary, in no event shall Interest accrue or be payable upon any sums due and owing hereunder or to become due and owing hereunder in excess of the highest lawful rate allowable for the times such sums, or portions thereof, shall be outstanding and unpaid, and if, by reason of the acceleration of the maturity or the payment of Interest in advance, the imposition of a delinquency charge, or if, for any other reason or reasons, Interest in excess of such highest lawful rate for such period of time has been paid, then the amount due the Payee on account of such sums shall be reduced by such excess, except that, if such sums are less than such excess, then, at the option of the Payee, the Payee shall either refund such excess to the Company, or shall reduce such sums due to zero and refund to the Company the remainder of such excess.

10.  Entire Agreement. This Note constitutes the entire agreement between the Company and the Payee regarding the subject matter of this Note and supersedes any prior understandings, agreements, or representations by or among the Company and the Payee, written or oral, to the extent they related in any way to the subject matter of this Note. The terms and provisions of this Note may be waived, or consent for the departure therefrom granted, only by a written document executed by the Company and the Payee.

11.  Notice. Any notices required or permitted to be given to the Company shall be deemed given when hand-delivered, transmitted via facsimile transmission, or deposited in the United States mails, postage prepaid.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned Company has executed this Note on the date first above written and caused this Note to be effective on the day and year first written above.

CLEANCORE SOLUTIONS, INC.

By:	/s/ Clayton Adams
Name: Clayton Adams
Title: Chief Executive Officer